Exhibit 99.2

                  DISCOVERY ZONE ANSWERS QUESTIONS SURROUNDING
                       TRADING OF OLD COMMON (ZONEQ) STOCK

              On July 18, 1997, the Third Amended Joint Plan of Reorganization (the "Plan") of Discovery Zone (R), Inc. (the "Company") was confirmed by the United States Bankruptcy Court for the District of Delaware and on July 29, 1997, the Plan became effective. Pursuant to the Plan, all of the existing Common Stock of the Company was cancelled and no longer has any value. Accordingly, the old Common Stock (ZONEQ) no longer represents an economic or beneficial interest in the Company.

              Discovery Zone is the leading owner and operator of children's entertainment centers in North America with 208 locations across the United States, Canada and Puerto Rico. Discovery Zone features soft-play areas, exciting activities and a variety of participatory games and attractions where children two through eleven years old can play at their own skill level. Discovery Zone. . .where kidz wanna be.

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